                               EXHIBIT (8)(d)(3)

                    AMENDMENT TO MFS PARTICIPATION AGREEMENT

                      ADDENDUM TO PARTICIPATION AGREEMENT
                      -----------------------------------

Amendment to the Participation Agreement, dated as of November 24, 1997, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and PFL LIFE INSURANCE COMPANY (the "Agreement").

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                       ACCOUNTS, POLICIES, AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

--------------------------------------------------------------------------------------------------------
 Name of Separate Account and
 Date Established by the               Policies Funded by                 Portfolios Applicable
      Board of Directors              the Separate Account                   to the Policies
--------------------------------------------------------------------------------------------------------
    PFL Retirement Builder         PFL Life Insurance Company           MFS Emerging Growth Series
 Variable Annuity Account               Policy Form No.                    MFS Research Series
        March 29, 1996                  AV288 101 95 796                 MFS Total Return Series
                                  (including successor forms,              MFS Utilities Series
 Legacy Builder Variable Life    addenda and endorsements - may              MFS Bond Series
 Separate Account                        vary by state)              MFS Capital Opportunities Series
      November 20, 1998              under marketing names:                 MFS Growth Series
                                   "Retirement Income Builder            MFS New Discovery Series
      PFL Life Variable              Variable Annuity" and           MFS Foreign & Colonial Emerging
      Annuity Account E                "Portfolio Select                  Markets Equity Series*
      February 20, 1997                Variable Annuity"

                                   PFL Life Insurance Company
                                       Policy Form No.'s
                                          LV20 & JL20
                                    under the marketing name
                                      "Legacy Builder II"

                                   PFL Life Insurance Company
                                        Policy Form No.
                                        WL851 136 58 699
                                    under the marketing name
                                     "Legacy Builder Plus"

                                   PFL Life Insurance Company
                                        Policy Form No.
                                        AV288 101 95 796
                                    under the marketing name
                                       "Privilege Select"
--------------------------------------------------------------------------------------------------------

---------------------------------
* This Series is only available for investment by owners of Policies that were in existence on May 1, 1999.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:    June 1, 2000



MFS VARIABLE INSURANCE TRUST         MASSACHUSETTS FINANCIAL
on behalf of the Portfolios          SERVICES COMPANY

By:/s/ James R. Bordewick, Jr.       By:/s/ Jeffrey L. Shames
   ------------------------------       --------------------------------
Name:  James R. Bordewick, Jr.       Name:  Jeffrey L. Shames
Title: Assistant Secretary           Title: Chairman and Chief Executive Officer


PFL LIFE INSURANCE COMPANY

By: /s/ William L. Busler
---------------------------------
Name:  William L. Busler
Title: Senior Vice President